UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Virtus ETF Trust II
(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

1301 Avenue of the Americas, 14th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Virtus Duff & Phelps Real Estate Income ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.	41-2557266

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-206600

Securities to be registered pursuant to Section 12 (g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Virtus Duff & Phelps Real Estate Income ETF a series of the Registrant, to be registered hereunder is set forth in Post-Effective Amendment No. 101 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-206600; 811-23078), as filed on December 22, 2025, which description is incorporated herein by reference.

Item 2.	Exhibits.

1.              Registrant’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-206600; 811-23078), as filed on August 26, 2015.

2.              Registrant’s Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Post-Effective Amendment No. 8 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-206600; 811-23078), as filed on June 3, 2016.

3.              Registrant’s Bylaws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-206600; 811-23078), as filed on August 26, 2015.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Virtus ETF Trust II

Date:	April 14, 2026	By:	/s/ Daphne Chisolm
		Name:	Daphne Chisolm
		Title:	Chief Legal Officer and Secretary